Exhibit 99.1

Press Release	II-VI Incorporated
375 Saxonburg Boulevard
Saxonburg, Pennsylvania 16056
Telephone (724) 352-4455

Release Date: April 4, 2008	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI Incorporated Announces Intention to

Sell X-ray and Gamma-ray Radiation Sensor Division, eV PRODUCTS, Inc.;

Reports Preliminary Revenues and Bookings for the Quarter Ended March 31, 2008

PITTSBURGH, PA – April 4, 2008 – II-VI Incorporated (NASDAQ Global Select: IIVI) announced today it has retained Roth Capital Partners to sell its x-ray and gamma-ray radiation sensor division, doing business as eV PRODUCTS, Inc. and operating as a business within the Compound Semiconductor Group. The Company believes that the sale of eV PRODUCTS will enable II-VI to concentrate on its core strengths and to focus its efforts on integrating recently-acquired businesses. For the nine months ended March 31, 2008 and the fiscal year ended June 30, 2007, eV PRODUCTS recorded revenues of approximately $5.1 million and $8.5 million, respectively.

“This decision comes after careful and deliberate evaluation of our long-term strategy for creating sustained shareholder value,” said Francis J. Kramer, president and chief executive officer of II-VI Incorporated. “II-VI has made significant investments in eV PRODUCTS during the past 15 years that have enabled eV to become the industry leader in Cadmium Zinc Telluride radiation detection systems. We believe the time is right for eV PRODUCTS to be owned by a company which can achieve significant competitive advantages by maximizing the value of eV’s differentiated capabilities in medical and homeland security imaging, and in industrial, scientific and space applications.”

The Company expects eV PRODUCTS to be classified as a discontinued operation and excluded from II-VI operating results effective in the third fiscal quarter ended March 31, 2008. In the future, the Company’s outlook will exclude eV PRODUCTS. The Company’s previous revenue guidance for the third fiscal quarter had forecast revenues to range from $81 million to $84 million. That guidance anticipated that eV PRODUCTS would contribute approximately $2 million in revenues for the quarter. The revenue guidance without the contributions from eV PRODUCTS were for revenues to range from $79 million to $82 million.

Preliminary Revenues and Bookings

Separately, the Company announced preliminary revenues and bookings for the third fiscal quarter ended March 31, 2008. Revenues of approximately $81 million and bookings of approximately $93 million established new Company records. Both preliminary revenues and bookings exclude the results of eV PRODUCTS.

Full financial results for the fiscal quarter ended March 31, 2008 are expected to be released before the market opens on April 22, 2008.

II-VI Incorporated

April 4, 2008

About II-VI Incorporated

II-VI Incorporated, a worldwide leader in engineered materials and components, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, medical radiology, high-power electronics and telecommunications, and thermoelectric applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, cadmium zinc telluride for gamma radiation detectors, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company’s infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems, and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam transmission systems and processing tools for industrial lasers. In the Company’s near-infrared optics business, VLOC manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. In the Company’s military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials. In the Company’s Compound Semiconductor Group, the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; the Marlow Industries, Inc. subsidiary designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and, the Worldwide Materials Group (WMG) provides expertise in materials development, process development, and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007; (iii) purchasing patterns from customers and end-users; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company’s ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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